SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 19, 2005

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania	15258
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

1.	On December 19, 2005, the Human Resources Committee (the “Committee”) of the Board of Directors of Mellon Financial Corporation determined that participants in the Corporation’s Elective Deferred Compensation Plan for Senior Officers, Elective Deferred Compensation Plan and 1990 Elective Deferred Compensation Plan for Directors and Members of the Advisory Board (collectively, the “Plans”) would be permitted to change their payment elections with respect to amounts subject to Section 409A of the Internal Revenue Code, in accordance with and to the extent limited by proposed regulations and other guidance issued by the Treasury Department and Internal Revenue Service with respect to Section 409A (collectively, the “Guidance”). The Committee also determined that deferrals would not be permitted with respect to displacement and other severance pay into the Plans, to effect compliance with Section 409A. Further the Committee authorized management to adopt rules and procedures necessary for compliance with Section 409A and to offer and implement transitional relief in connection therewith as permitted by the Guidance.

2.	On December 19, 2005, the Committee also approved the forms of Restricted Stock Agreement and Non-Qualified Stock Option Agreement filed herewith as Exhibits 99.1 and 99.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
99.1	Form of Restricted Stock Agreement.

99.2	Form of Non-Qualified Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 21, 2005	MELLON FINANCIAL CORPORATION

	By:	/s/ Michael A. Bryson
Michael A. Bryson Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Restricted Stock Agreement.	Filed herewith

99.2	Non-Qualified Stock Option Agreement.	Filed herewith